                        DEVELOPMENT MANAGEMENT AGREEMENT
                           [Walnut Creek Amphitheater]

      THIS DEVELOPMENT MANAGEMENT AGREEMENT ("Agreement") is entered into effective as of this 1st day of December, 1990 by and among (i) SONY MUSIC/PACE PARTNERSHIP ("Consultant"), a New York general partnership whose sole general partners are YM Corp., a Delaware corporation, and PACE Concerts, Inc., a Texas corporation, (ii) CITY OF RALEIGH, NORTH CAROLINA ("City"), a municipal corporation duly organized and existing under and by virtue of the constitution and laws of the State of North Carolina, and (iii) WALNUT CREEK AMPHITHEATER FINANCING ASSISTANCE CORPORATION ("Owner"), a non-profit corporation duly organized and existing under and by virtue of Chapter 55A of the General Statutes of North Carolina. For and in consideration or the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                             Article I. Definitions

      Unless the context otherwise requires, the capitalized terms used herein shall, for all purposes of this Agreement have the following specified meanings:

      Section 1.1 "Agency Agreement" shall mean the Agency Agreement of even date herewith entered into by and between City and Owner pursuant to which City has agreed to construct, acquire and equip the Amphitheater on behalf of Owner on the Property.

      Section 1.2 "Amphitheater" shall mean the outdoor entertainment facility and related parking facilities to be known as "Walnut Creek Amphitheater" which is to be constructed on the Property by Owner pursuant to the provisions of this Agreement. The term "Amphitheater" shall include within its definition all buildings, fixtures and other improvements which are constructed or placed on the Property as a part of or related to such outdoor entertainment facility.

      Section 1.3 "Bonds" shall mean the taxable Certificates of Participation (Walnut Creek Amphitheater Project), Series 1990 which are being sold by Owner as a source of funds for paying Project Costs associated with the construction of the Amphitheater.

      Section 1.4 "Consultant Escrow Fund" shall mean the separate escrow fund to be maintained by Trustee with the $3,500,000.00 contribution made by Consultant pursuant to the provisions of Section 3.2 of this Agreement.

      Section 1.5 "Lease Agreement" shall mean that certain Lease Agreement entered into of even date herewith by and between City and Consultant which relates to, among other things, the use, control, possession and operation of the Amphitheater upon completion of its construction.
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      Section 1.6 "Preliminary Plans" shall mean the currently existing preliminary plans, drawings and specifications of the Amphitheater which were prepared by Sustaita & Associates and which have been presented to the City Council of City.

      Section 1.7 "Project Costs" shall mean (i) with respect to any item or portion of the Amphitheater the contract price paid or to be paid therefor upon the construction, acquisition or equipping thereof, in accordance with a purchase order or contract therefor, including, without limitation, all administrative, engineering, legal, financial and construction costs incurred in connection with the construction, design, financing and equipping of the Amphitheater and all applicable sales taxes and other charges resulting from such construction, acquisition of equipping and (ii) all items of expense directly or indirectly payable by or reimbursable to Owner or City relating to the financing of the Amphitheater from the proceeds of the Bonds, including but not limited to filing and recording costs, settlement costs, printing costs, word processing costs, reproduction and binding costs, initial fees and charges of the Trustee, Bond insurance premiums, legal fees and expenses and charges, financing and other professional consultant fees and expenses, costs of rating agencies or credit ratings, fees for execution, transportation and safekeeping of the Bonds and charges and fees in connection with the foregoing.

      Section 1.8 "Project Fund" shall mean the separate fund to be maintained by Trustee upon issuance of the Bonds in which the proceeds of such Bonds shall be held for disbursement to pay Project Costs.

      Section 1.9 "Property" shall mean that certain tract of land located in Wake County, North Carolina and being more particularly described by metes and bounds in Exhibit "A" attached hereto.

      Section 1.10 "September 4th Agreement" shall mean that certain Agreement dated September 4, 1990 and entered into by and between Consultant and City relating to, among other things, (i) the expenditure of certain funds by Consultant and City in connection with the Amphitheater and (ii) the reimbursement thereof upon the occurrence of certain events.

      Section 1.11 "Trustee" shall mean First Union National Bank at North Carolina.

                    Article II. Construction of Amphitheater

      Section 2.1 Owner's Construction Obligations.

            (a) Upon fulfillment of all of the conditions contained in clause
      (b) of this Section 2.1, Owner shall be obligated to construct the Amphitheater on the Property in substantially the same design and scope as contemplated by the Preliminary Plans. Consultant hereby acknowledges and agrees that, pursuant to the provisions of the Agency Agreement, the City will


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      acquire, equip and construct the Amphitheater on behalf of the Owner and that the City will rely upon the consulting services to be provided by Consultant pursuant to the provisions of Section 2.3 hereof in connection with the equiping and constructing of the Amphitheater.

            (b) The obligation imposed upon Owner pursuant to the provisions of clause (a) of this Section 2.1 is conditioned upon the following conditions precedent having been first fully and finally fulfilled:

                  (i) Owner shall have successfully completed all financing
            arrangements, upon terms and conditions reasonably satisfactory to Owner, in order to fund all Project Costs which will not be funded from the Consultant Escrow Fund.

                  (ii) All permits and authorizations which are required to be obtained by any and all legal requirements prior to commencement of construction of the Amphitheater shall have been obtained, including, without limitation, all required building permits, grading permits, special use permits and environmental permits.

            (c) Owner hereby agrees to use its reasonable best efforts to cause all of the conditions contained in clause (b) of this Section 2.1 to be completed and Fulfilled as soon as practicable after the date of this Agreement.

      2.2 Offsite Roadway Improvements. In connection with construction of the Amphitheater, City hereby agrees and covenants with both Owner and Consultant that it will cause, at its sole cost and expense, all necessary offsite roadway improvements to be completed prior to completion of construction of the Amphitheater as may be desirable or necessary to permit an efficient traffic flow to and from the parking facilities at the Amphitheater.

      2.3 Project Consulting Services. City hereby retains and engages Consultant to perform the consulting services hereinafter described, and Consultant hereby accepts such engagement on and subject to the terms and conditions contained in this Agreement. The consulting services to be provided by Consultant to City pursuant to this Section 2.3 shall include all such consulting services as may be reasonably requested by Owner in connection with the design and construction of the Amphitheater by City on behalf of Owner pursuant to the terms and provisions of the Agency Agreement, such services to include, without limitation, the following:

          (a) assisting Owner and City in the preparation of investment projections, budgets, and income and expense projections;


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            (b) assisting Owner and City in the coordination of interviews and selection of architects, engineers and other specialized consultants and assisting in the negotiation and finalization of contracts with such parties;

            (c) consulting with and coordinating the design team's activities in creating all preliminary conceptual designs of the Amphitheater including such matters as:

                  (i) land use and site planning;

                  (ii) traffic flow of vehicles and pedestrians;

                  (iii) materials and finishes (both interior and exterior);

                  (iv) primary building systems;

                  (v) fast-track design and construction scheduling;

                  (vi) early selection and order placement of long delivery
            building components; and

                  (vii) budgets and allowances;

            (d) coordinating and assisting Owner and City in the preparation of public bid packages for all necessary construction contracts which must be offered for public bid;

            (e) coordinating and assisting Owner and City in the analysis of all return bid packages;

            (f) coordinating and assisting Owner and City in the negotiation of all construction contracts with those contractors which are selected following the public bid process;

            (g) providing assistance to Owner and City in connection with the inspection of construction activities as required to insure compliance with plans, specifications and required quality of workmanship;

            (h) assisting Owner and City in its review, approval and processing of each contractor's applications for payment;

            (i) assisting Owner and City in its preparation and submission of funding requests to Trustee for draws from the Project Fund and the Consultant Escrow Fund;


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            (j) assisting Owner and City in the maintaining of accounting records relating to the construction of the Amphitheater;

            (k) providing assistance to Owner and City in connection with the evaluation and negotiation of any change orders;

            (l) providing assistance to Owner and City in connection with the obtaining of all necessary utility services to the Amphitheater;

            (m) assisting and coordinating all efforts to complete punch list items in order to cause construction of the Amphitheater to be fully and finally completed; and

            (n) providing assistance to Owner and City and supervision in connection with the ensuring or satisfactory substantial completion of all construction work on the Amphitheater and assisting in the securing of all warranties, guarantees and occupancy permits.

      2.4 Requisitions from Project Fund. Neither City nor Owner shall make any draw request or requisition for any amount from the Project Fund or the Consultant Escrow Fund unless and until Consultant has received and approved in writing, such approval not to be unreasonably withheld, such draw request or requisition.

      2.5 Relationship of Consultant to Owner. Consultant shall not have control or charge of and shall not be responsible for construction means, methods, techniques, sequences or procedures in connection with the construction work associated with the Amphitheater, for the acts or omissions of any contractors, subcontractors or any other persons performing any of such work, or for the failure of any of them to carry out the work in accordance with their respective contract documents. In instances where Consultant has reviewed and approved draw requests from any contractors, subcontractors or any other persons performing any construction work on the Amphitheater, such approval shall be deemed to be strictly limited to an acknowledgment by Consultant that, based upon its review and diligence, the funds requested therein are due and owing under the terms of the applicable construction contracts and shall not, in any way, be deemed to imply any warranty, representation or approval by Consultant that the improvements constructed through the date of such draw request have been constructed in accordance with the plans and specifications for the Amphitheater.

      2.6 Consulting Fee. If construction of the Amphitheater is commenced by City on behalf of Owner, then Owner and City shall be obligated to pay to Consultant for its services rendered hereunder a fixed fee of $200,000.00 plus reimbursement of all out-of-pocket costs and expenditures incurred by Consultant in connection with carrying out its duties hereunder. The $200,000.00 development fee referred to in the immediately preceding sentence shall be paid in two (2) equal installments of


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

$100,000.00, the first of which shall be payable upon commencement of construction of the Amphitheater and the second of which shall be payable upon completion of construction of the Amphitheater. Reimbursement of Consultant's out-of-pocket expenditures shall be made upon Consultant invoicing Owner and City for such amounts, but no more frequently than once per month.

                     Article III. Financing of Project Costs

      3.1 Pre-Bond Financing Expenditures.

            (a) Consultant hereby authorizes City to expend funds of up to $150,000.00 in connection with the Amphitheater, subject to reimbursement by Consultant upon the occurrence at the events described below. Such funds may be expended by City for, among other things, acoustic studies, traffic studies, environmental studies, topography studies, surveys, the acquisition of real property options in connection with site testing for the Amphitheater and outside legal costs for the financing of the Amphitheater. Any funds previously expended by City pursuant to the provisions of Section 1 of the September 4th Agreement shall be deemed to have been expended by City pursuant to the provisions of this Section 3.1(a).

            (b) City and Owner hereby authorize Consultant to expend funds of up to $350,000.00 in connection with the Amphitheater, subject to reimbursement by City upon the occurrence of the events described below. Such funds may be expended by Consultant for, among other things, architectural and engineering services (including travel expenses) in connection with the preparation of plans and specifications for the construction of the Amphitheater. Any funds previously expended by Consultant pursuant to the provisions of Section 2 of the September 4th Agreement shall be deemed to have been expended by Consultant pursuant to the provisions of this Section 3.1(b). In no event will Consultant be obligated to expend more than $350,000.00 in fulfilling its obligations under this Agreement prior to commencement of construction of the Amphitheater.

            (c) City will pay to Consultant on demand the amount specified by Consultant to City in a statement, accompanied by invoices and statements satisfactory to City of costs incurred by Consultant pursuant to clause
      (b) of this Section 3.1 upon (i) the failure to obtain the applicable special use permit in time to begin construction of the Amphitheater for operation by the May, 1991 season or (ii) the failure to obtain financing for the construction of the Amphitheater in time to begin construction of the Amphitheater for operation by the May, 1992 season, due to a failure to carry out or complete any duty or responsibility totally within the control or discretion of City.


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            (d) Consultant will pay to City, but not to exceed one-third (1/3rd)
      of the amount specified in clause (a) of this Section 3.1, and City will pay to Consultant, but not to exceed two-thirds (2/3rds) of the amount specified in clause (b) of this Section 3.1, the costs incurred to date by City or Consultant, as the case may be, for the items specified in clauses
      (a) and (b), respectively, upon the occurrence of either of the following events:

                  (i) the inability of Consultant or City to obtain the
            environmental permits necessary to construct and operate the Amphitheater; or

                  (ii) the failure of City to obtain financing for the
            construction of the Amphitheater due to an event outside the control of City or Consultant.

            (e) Upon issuance of the Bonds and full funding of the Project Fund, all amounts previously advanced pursuant to the provisions of this Section
      3.1 by Consultant and City shall be forthwith reimbursed out of the Project Fund.

            (f) The provisions of this Section 3.1 shall in all respects replace and supersede all of the terms, provisions and agreements contained in the September 4th Agreement. As a result, the parties hereto hereby terminate and cancel the September 4th Agreement.

      Section 3.2 Consultant's Contribution.

            (a) Upon fulfillment of all of the conditions contained in clause
      (b) of this Section 3.2, Consultant shall deliver to Trustee $3,500,000.00 to be held in a separate escrow fund ("Consultant Escrow Fund"). The Consultant Escrow Fund shall be governed by an Escrow Agreement entered into of even date herewith by and between Trustee and Consultant. The Consultant Escrow Fund shall be used solely for payment of the Project Costs.

            (b) The obligation imposed upon Consultant pursuant to the terms of clause (a) of this Section 3.2 is conditioned upon the following conditions precedent having been first fully and finally fulfilled:

            (i) The Bonds having been issued and the Project Fund having been fully funded in an amount equal to the difference between (x) the projected total of all Project Costs which will be expended to complete construction of the Amphitheater minus (y) $3,500,000.00.


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

            (ii) All of the conditions to Consultant's obligations under the Lease Agreement as set forth in Section 16.1 thereof, other than the condition that construction of the Amphitheater be completed, having been fully and finally fulfilled.

                           IV. Insurance and Indemnity

      4.1 Insurance. Owner shall obtain and maintain, or cause to be obtained and maintained, at all times through and including commencement of the initial term of the Development Agreement, for the mutual benefit of Owner and Consultant, the insurance coverage described in this Section 4.1, with such insurance companies as may be approved by Consultant. Consultant shall be included, without cost to it, as an additional named insured on all policies of insurance maintained with respect to the Amphitheater as required pursuant to the provisions of this Section 4.1. The insurance required to be maintained pursuant to the provisions of this Section 4.1 are as follows:

            (a) Workers' compensation and occupational disease insurance for all employees at the site of construction of the Amphitheater. All such workers' compensation insurance shall comply with the requirements of the laws of North Carolina and shall be maintained in amounts equal to or greater than the statutorially mandated minimum amounts.

            (b) Comprehensive general liability insurance covering: operations - premises liability; contractor's protective liability; completed operations product liability; contractual liability; and broad form property damage endorsement and property damage. The limits of such liability insurance shall be no less than:

            (i) bodily injury:
                $1,000,000.00 each person
                $1,000,000.00 each occurrence
                $1,000,000.00 aggregate completed operations - products

           (ii) property damage:
                $1,000,000.00 each occurrence
                $1,000,000.00 aggregate operations
                $1,000,000.00 aggregate protective
                $1,000,000.00 aggregate completed operations - products

            (c) Comprehensive automobile liability insurance covering all owned, hired or non-owned vehicles including the loading or unloading thereof with limits no less than:


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            (i) automobile bodily injury:
                $1,000,000.00 each person
                $1,000,000.00 each occurrence

           (ii) automobile property damage:
                $1,000,000.00 each occurrence

            (d) Umbrella liability insurance covering all operations with limits of liability for personal injury and property liability not less than:

                $25,000,000.00 each occurrence
                $25,000,000.00 aggregate

            (e) Policy of fire and extended coverage insurance (including builder's all-risk coverage) insuring all of the improvements associated with the construction of the Amphitheater and all additions, alterations and improvements to the same, against damage and destruction by all causes generally insured against in policies of fire and extended coverage insurance. All of the improvements associated with the construction of the Amphitheater shall be insured pursuant to such insurance policy at 100% of its replacement cost.

All policies of insurance to be provided pursuant to the provisions of this
Section 4.1 shall be endorsed to provide that the underwriters and insurance companies issuing same shall not have any right of subrogation against Consultant or any of its subsidiaries, agents, employees, invitees, servants, subcontractors, insurers, underwriters and such other parties as Consultant may designate. Owner shall furnish certificates of insurance evidencing the insurance required pursuant to this provisions of Section 4.1 and, upon request of Consultant, shall furnish true copies of the actual policies. Each certificate shall provide that thirty (30) days prior written notice shall be given to Consultant in the event of cancellation or material change in the policies.

      4.2 Indemnity to Consultant by Owner and City. Consultant shall not be liable for and Owner and City shall jointly defend, indemnify and save Consultant harmless against all loss and damage and all claims, demands, actions, costs and fines of any kind which Consultant may incur, which may be asserted against Consultant or for which Consultant may become liable by reason of Consultant's performance under this Agreement or any other contract or agreement entered into by Owner or City or by Consultant (and approved by Owner or City), pursuant to this Agreement and in connection with the development of the Amphitheater, or by reason of any action taken by Consultant as Owner's or City's representative whether or not pursuant to a specific written authorization by Owner or City, unless caused by or attributable to the negligence or wanton or willful misconduct on the part of Consultant, its employees or agents or by action taken or omitted to be taken by it or them in breach of, or outside the scope of its or their authority under this Agreement.


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

      4.3 Indemnity to Owner and City by Consultant. Consultant shall defend, indemnify and save Owner and City harmless against all loss and damage and all claims, demands, actions, costs and fines of any kind which Owner or City may incur or for which Owner or City may become liable by reason of negligence or wanton and willful misconduct on the part of Consultant, its employees or agents, or by reason of any action taken or omitted to be taken by it or them in breach of, or outside the scope of its or their authority under this Agreement. The indemnity herein provided for shall not extend to any consequential damages, including but not limited to damages or expenses resulting from loss of profit or interruption of business.

                           V. Miscellaneous Provisions

      5.1 Default. If any party to this Agreement defaults hereunder and such default is not cured (i) within thirty (30) days after written notice thereof from the other party, if such default is a failure to pay money or (ii) within sixty (60) days after written notice thereof from the other party, if such default is not a failure to pay money, or if such non-monetary default cannot be cured within sixty (60) days, or within an additional reasonable period of time if the defaulting party has commenced curative action within such sixty (60) day period and thereafter prosecutes with diligence the curing thereof, then the non-defaulting party may thereupon terminate this Agreement by written notice to the defaulting party or may seek such other remedies and recourses as may be available to it at law or in equity.

      5.2 Exclusive Engagement. The engagement of Consultant pursuant to this Agreement and the Lease Agreement is an exclusive arrangement. As a result, if the Amphitheater is not constructed for any reason other than a failure or default of an obligation of Consultant contained herein or in the Lease Agreement, then neither Owner nor City shall, directly or indirectly, construct or acquire any outdoor entertainment facility similar in scope and design to the Amphitheater anywhere within a ninety (90) mile radius of the City at Raleigh for a period of 2 years without including Consultant in the same capacity contemplated by the provisions of this Agreement and the provisions of the Lease Agreement.

      5.3 Notices.

            (a) All payments, sums, notices, demands or requests from one party to another may be personally delivered or sent by mail, certified or registered, return receipt requested, postage prepaid to the address below, and shall be deemed to have been given at the time of personal delivery or at the time of receipt.

            (b) All notices, demands or requests to City shall be given to City at:


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                    City of Raleigh
                    c/o City Manager
                    P.O. Box 590222
                    West Hargett Street
                    Raleigh, North Carolina 27602

            (c) All notices, demands or requests to Owner shall be given to Owner at:

                    Raleigh Amphitheater Assistance
                      Corporation
                    c/o City Manager
                    P.O. Box 590222
                    West Hargett Street
                    Raleigh, North Carolina 27602

            (d) All notices, demands or requests to Consultant shall be given to Consultant at:

                          c/o Pace Entertainment Group, Inc.
                          515 Post Oak Blvd., Suite 300
                          Houston, Texas 77027
                          Attention: Mr. Brian E. Becker

                                   and

                          c/o Sony Music Entertainment Inc.
                          If by mail: P. O. Box 4450
                                      New York, New York 10101-4450

                          If by courier or other personal delivery:
                                      666 Fifth Avenue
                                      Sony Music Entertainment Inc.
                                        Mail Room
                                      New York, New York 10103

                          Attention:  Senior Vice President,
                                      Business Affairs and
                                      Administration

            with copy to: Sony Music Entertainment Inc.
                          Law Department
                          Attention: Senior Vice President and
                                     General Counsel

      Section 5.4 Assignment. Consultant, shall have the right to assign, convey or transfer Consultant's rights, liabilities and obligations under this Agreement to any affiliate of Consultant without the prior consent of City or Owner, in which case such assignee shall in all respects be deemed to be the "Consultant" for all purposes hereof from and after such assignment.


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

      Section 5.5 Relevant Law. This Agreement shall be governed by North Carolina law.

      In witness whereof this Agreement has been executed effective as of the day and year first above written.

                                       WALNUT CREEK AMPHITHEATER ASSISTANCE
                                       CORPORATION


Attest:                                By: /s/ Robin Hammond
                                           -------------------------------------
                                           Name:  Robin Hammond
/s/ [ILLEGIBLE]                            Title: President
---------------------------
Secretary

                                       CITY OF RALEIGH, NORTH CAROLINA


Attest:                                By: /s/ Dempsey Benton
                                           -------------------------------------
                                           Name:  Dempsey Benton
/s/ Gail G. Smith                          Title: City Manager
---------------------------
City Clerk


Approved as to Form:


/s/ [ILLEGIBLE]
---------------------------
City Attorney
                                       SONY MUSIC/PACE PARTNERSHIP, a
                                       New York general partnership

Attest:


/s/ Jeffry B. Lewis                    By: PACE Concerts, Inc., a Texas
---------------------------                corporation and its general
    Jeffry B. Lewis                        partner
    Asst. Sec.


                                           By: /s/ Rodney L. Eckerman
                                               ---------------------------------
                                               Name:  Rodney L. Eckerman
                                               Title: Vice President


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                                   EXHIBIT A

      A certain tract or parcel of realty lying and being in the City of Raleigh, Wake County, North Carolina, more fully described by metes and bounds as follows, viz:

      BEGINNING at an iron pipe found in the eastern right of way line of the Cliff Benson Beltline at the south bank of Walnut Creek, said pipe being the northernmost corner of the lands of the City of Raleigh Walnut Creek Park (south property); thence with the meanders of Walnut Creek, defined herein as a traverse line along the southern and western bank:
S 23 deg 07' 04" E, a distance of 159.69 feet to a point on the bank of the creek;
S l7 deg 09' 17" E, a distance of 152.70 feet to a point on the bank of the creek;
S 06 deg 04' 12" W, a distance of 126.04 feet to a point on the bank of the creek;
S 35 deg 38' 50" E, a distance of 126.39 feet to a point on the bank of the creek;
thence departing the creek and the following eight (8) new lines through said lands of the City of Raleigh:
1) S 58 deg 42' 51" W, a distance of 429.82 feet to a new corner;
2) S 01 deg 03' 14" W, a distance of 390.68 feet to a new corner;
3) S 55 deg l4' 52" W, a distance of 340.32 feet to a new corner;
4) S 00 deg 50' 42" W, a distance of 148.63 feet to a new corner;
5) N 89 deg 39' 17' E, a distance of 483.24 feet to a new corner;
6) S 56 deg 22' 45" E, a distance of 1077.23 feet to a new corner;
7) S l4 deg 2l' 54" E, a distance of 540.11 feet to a new corner;
8) S 00 deg 03' 36" E, a distance of 740.45 feet to a new corner;
thence with the line of Green Valley Subdivision S 89 deg 56' 24" W, a distance of 200.41 feet to an existing iron pipe;
thence with the line of Green Valley Subdivision S 89 deg 43' 39" W, a distance of 85.83 feet to an existing iron pipe;
thence with the line of Green Valley Subdivision S 89 deg 57' 25" W, a distance of 214.69 feet to an existing iron pipe, the northwest corner of Green Valley Subdivision and the northeast corner of Garden Acres Subdivision;
thence with the line of Garden Acres N 89 deg 44' 19" W, a distance of 841.02 feet to an existing iron pipe, the southeast corner of lands of Allen and Debra Shindledecker;
thence with the line of Shindledecker; N 11 deg 15' 48" E, a distance of 209.52 feet to an existing iron pipe;
thence with the line of Shindledecker; N 89 deg 44' 07" W, a distance of 143.88 feet to an existing iron pipe in the eastern right of way line of Holloway Road (50' R/W)
thence with Holloway Road along the arc of a counter-clockwise circular curve, the delta angle being 07 deg 10' 02", the radius length being 262.48 feet for an arc distance of 32.83 feet, said curve defined by chord bearing S 14 deg 50' 49" W, and chord distance of 32.81 feet to an existing iron pipe;
thence with the line of Holloway Road S 11 deg l5' 48" W, a distance of 177.17 feet to an existing iron pipe, Shindledecker's southwestern corner;
thence crossing Holloway Road N 89 deg 37' 48" W, a distance of 56.63 feet to an existing iron pipe;
thence with the line of Charles R. Brooks and with Lorraine R. Williams N 89 deg 53' 38" W, a distance of 168.47 feet to an existing iron pipe;
thence continuing with the line of Brooks and Williams N 89 deg 52' 45" W, a distance of 879.06 feet to an existing iron pipe, Williams' northwest corner; thence with the line of Williams S 15 deg 59' 31" W, a distance of 628.49 feet to an existing iron pipe on the northern right of way line of Rock Quarry Road (60' R/W);
thence with the line of Rock Quarry Road N 65 deg 53' 25" W, a distance of
202.02 feet to an existing iron pipe, corner for James R. Rogers III;
thence with the line of Rogers N 15 deg 59' 31" E, a distance of 628.49 feet to an existing iron pipe;
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thence continuing with the line of Rogers N 22 deg 21' 28" E, a distance of
2289.30 feet to an existing iron pipe;
thence continuing with the line of Rogers S 83 deg 49' 11" W, a distance of
911.18 feet to an existing iron pipe at the eastern right of way line of Sunnybrook Road;
thence with Sunnybrook Road along the arc of a counter-clockwise circular curve, the delta angle being 14 deg 32' 27" the radius length being 969.28 feet for an arc distance of 245.99 feet, said curve defined by chord bearing N 43 deg 20' 31" E, and chord distance of 245.33 feet to an existing iron pipe at the southeastern intersection of the rights of way of Sunnybrook Road and the Cliff Benson Beltline;
thence with the Beltline along the arc of a counter-clockwise circular curve, the delta angle being 13 deg 11' 43" the radius length being 3,990.72 feet for an arc distance of 919.06 feet, said curve defined by chord bearing N 64 deg 24' 29" E, and chord distance of 917.03 feet to a NCDOT concrete monument found; thence with the line of the Beltline N 58 deg 05' 28" E, a distance of 313.85 feet to a NCDOT concrete monument found;
thence with the line of the Beltline N 48 deg 01' 38" E, a distance of 209.72 feet to a NCDOT concrete monument found;
thence with the Beltline along the arc of a counter-clockwise circular curve, the delta angle being 07 deg 14' 41", the radius length being 3,990.72 feet for an arc distance of 504.60 feet, said curve defined by chord bearing N 46 deg 41' 36" E, and chord distance of 504.26 feet to an existing iron pipe, the point and place of beginning and containing 120.058 acres, more or less.
This description was prepared January 11, 1991 by Murphy Yelle Associates, Registered Land Surveyors.